Exhibit 21



                             AMERICAN STORES COMPANY
                             PRINCIPAL SUBSIDIARIES
                                  YEAR-END 1998




                                                         State of
Subsidiary                                             Incorporation
----------                                             -------------
Jewel Companies, Inc.                                       DE
     Acme Markets, Inc.                                     DE
     Jewel Food Stores, Inc.                                NY
American Drug Stores, Inc., dba                             IL
     Osco Drug
     Sav-on
Health `n' Home Corporation                                 DE
American Food and Drug, Inc.                                DE
     Jewel Osco Southwest, Inc.                             IL
     Lucky Stores, Inc.                                     DE
     American Stores Properties, Inc.                       DE
American Stores Realty Corp.                                PA
American Procurement and Logistics Company                  DE
ASC Services, Inc.                                          DE